January 28, 2005

Terra Nova Acquisition Corporation
Toronto, Ontario

Dear Sir/Madam:

We hereby consent to the use in the Prospectus constituting a part of this
Registration Statement of our report dated January 25, 2005 relating to the financial statements of Terra Nova Acquisition Corporation, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding uncertainties as to the ability of the Company to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the
Prospectus.

Very truly yours,

BDO Seidman, LLP